UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2007

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25386	87-0504461
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah		84106
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 486-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERAL DEFINATIVE AGREEMENT

On April 4, 2007, the board of directors of FX Energy Corporation (the “Company”) entered into a shareholder rights agreement (the “Rights Agreement”) in order to ensure the fair treatment of shareholders in connection with any takeover bid for common shares of the Company. The Rights Agreement continues the same substantive terms as the rights agreement and related provisions of the articles of incorporation that had been approved by the stockholders. The new Rights Agreement was adopted on the expiration of the old agreement and not in response to any proposal to acquire control of the Company. A description of the Rights Agreement is set forth below in Item 3.03.

ITEM 3.03—MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The Company’s board of directors and stockholders had previously adopted a rights agreement that expired on April 4, 2007. The stockholders also approved complementary provisions in the Company’s articles of incorporation that continue in effect. The new Rights Agreement continues the substantive provisions and primary objective of the expired plan to (a) protect the Company from abusive acquisition tactics; and (b) provide the board with more time to fully consider an unsolicited takeover bid and, if applicable, to explore other alternatives to maximize stockholder value.

The following is a summary of the terms of the Rights Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement.

Issues of Right

The Company issued one right (a “Right”) for each common share outstanding at 5:00 p.m. (Mountain Time) on April 4, 2007 (the “Record Date”). The Company will issue Rights on the same basis for each common share issued after the Record Date but prior to the earlier of the Separation Date, the Expiration Date, or the Redemption Date (as defined below).

Rights Certificates and Transferability

Before the Separation Date, the Rights will be evidenced by certificates for the common shares which are not transferable separate from the common shares. From and after the Separation Date the Rights will be evidenced by separate rights certificates which will be transferable separate from and independent of the common shares.

Exercise of Rights

Rights are not exercisable before the Separation Date. After the Separation Date and prior to the Expiration Date, each Right entitles the holder to acquire one common share for the exercise price of $100 (subject to certain adjustments, the “Exercise Price”). This Exercise Price is expected to be in excess of the estimated maximum value of the common shares during the term of the Rights Agreement. Upon the occurrence of a Flip-in Event (as defined below), prior to the Expiration Date, each Right (other than a Right held by an Acquiring Person, which will become null and void as a result of such Flip-in Event) may be exercised to purchase the number of common shares which have an aggregate market price equal to twice the Exercise Price of the Rights for a price equal to the Exercise Price. Effectively, this means a stockholder of the Company (other than the Acquiring Person) can acquire additional common shares at half their market price.

Definition of “Acquiring Person”

Any person who or which shall be the Beneficial Owner of twenty percent (20%) of the shares of the Company then outstanding.

Definition of “Beneficial Ownership”

A person is a beneficial owner if such person or its affiliates or associates is or may be deemed to be the beneficial owner pursuant to rules 13d-3 or 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or pursuant to any comparable or successor laws or regulations, or, if such rules shall be rescinded and there shall be no comparable or successor laws or regulations, pursuant to rule 13d-3 or 13d-5 as in effect on the effective date of the Rights Agreement); and

As to which that person or any of such person’s affiliates or associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or only after the occurrence of changes in market prices) pursuant to any contract agreement, arrangement, or understanding, or upon the exercise of any rights (other than the Rights), whether conversion rights, exchange rights, warrants or options, or otherwise.

However, a person is not a Beneficial Owner under the Rights Agreement where:

(a)         the securities have been deposited or tendered pursuant to a tender or exchange offer pursuant to a takeover bid, unless those securities have been taken up or paid for; or

(b)         as to which such person’s affiliates or associates have or share the voting power or has the power to direct the voting pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations under the Exchange Act, except if such power (or the arrangement relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report).

Definition of “Separation Date”

Separation Date occurs at the close of business at the earliest of:

(a)         the tenth day after the Stock Acquisition Date; and

(b)         the tenth day after the announcement of the intent of a person to commence a takeover bid.

Definition of “Expiration Time”

Expiration Time occurs on the tenth year anniversary of the effective date of the Rights Agreement.

Definition of a “Flip-in Event”

A Flip-in Event is a transaction in which any person shall become an Acquiring Person; provided, however, that the term “Flip-in Event” shall not include any transaction or event that constitutes a “Flip-over Transaction or Event.”

Redemption of Rights

The Rights may be redeemed by a committee of the Company’s board, designated as the “Rights Redemption Committee,” at its option without the prior approval of stockholders at any time before a Flip-in Event occurs at a redemption price of $0.01 per Right. In addition, the Right will be redeemed automatically in the event the Rights Redemption Committee has waived the operation of the Rights Agreement. Pursuant to the Company’s articles of incorporation, the Rights Redemption Committee consists of three continuing directors at least a majority of whom are not employees, which are persons who were directors prior to the time that an interested person acquired beneficial ownership of ten percent (10%) of the Company’s common shares. In the absence of a Rights Redemption Committee, the foregoing actions may be taken by the Company’s Audit Committee.

Term of the Rights Agreement

Unless otherwise terminated, the Rights Agreement will expire on April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: April 6, 2007	By:	/s/ Scott Duncan
Scott Duncan, Vice President

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